Exhibit 10.3

FIFTH AMENDMENT TO
SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT

This Fifth Amendment to Second Amended and Restated Distribution Agreement (this “Amendment”) is between The Medicines Company, a Delaware corporation with offices at 8 Sylvan Way, Parsippany, NJ 07054 (“MDCO”), and Integrated Commercialization Solutions, Inc., a California corporation with offices at 3101 Gaylord Parkway, Frisco, TX 75034 (“Distributor”). This Amendment is effective as of September 12, 2013 (the “Amendment Effective Date”). MDCO and Distributor shall, at times throughout this Amendment, be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A.
MDCO and Distributor are parties to a Second Amended and Restated Distribution Agreement effective as of October 1, 2010, as amended by the First Amendment dated July 1, 2011, the Second Amendment dated September 1, 2011, the Third Amendment dated April 23, 2012 and the Fourth Amendment dated April 29, 2013 (as amended, the “Agreement”);

B.	Under the Agreement, among other things, MDCO engaged Distributor to perform distribution services for certain of MDCO’s pharmaceutical products; and

C.	The Parties now wish to amend the Agreement in certain respects.

AMENDMENT

NOW THEREFORE, the parties agree as follows:

1.
Defined Terms. Capitalized terms in this Amendment that are not defined in this Amendment have the meanings given to them in the Agreement. If there is any conflict between the Agreement and any provision of this Amendment, this Amendment will control.

2.	Section 12.1. Section 12.1 of the Agreement is deleted in its entirety and replaced with the following:

12.1
Term. This Agreement shall commence upon the Effective Date and will continue until February 28, 2014, unless sooner terminated in accordance with the terms of this Agreement. Thereafter, this Agreement shall automatically renew for subsequent terms of one additional year, unless either Party provides the other Party with written notice of its intent not to renew this Agreement at least 90 days before expiration of the current Term. The initial term and all renewal terms are collectively referred to as the “Term”.

3.
No Other Changes. Except as otherwise provided in this Amendment, the terms and conditions of the Agreement will continue in full force, nothing in the Amendment modifies any term or provision in the Agreement or the Continuing Guaranty.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

INTEGRATED COMMERCIALIZATION SOLUTIONS, INC.		THE MEDICINES COMPANY
By:	/s/ Stephen W. McKinnon	By:	/s/ Tanya Quinn
Name:	Stephen W. McKinnon	Name:	Tanya Quinn
Title:	SVP, GM	Title:	VP, Global Distribution & Customer Service

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